Exhibit 5.1

December 6, 2006

USA Technologies, Inc.
100 Deerfield Lane, Suite 140
Malvern, PA 19355
Attn: Mr. George R. Jensen, Jr., Chief Executive Officer

Re: USA Technologies, Inc. - Registration Statement on Form S-1

Dear Mr. Jensen:

We have acted as counsel to USA Technologies, Inc., a Pennsylvania corporation (the "Company"), in connection with a Registration
Statement on Form S-1, filed with the Securities and Exchange
Commission on October 20, 2006 (No. 333-138116) (the "Registration
Statement"). The Registration Statement covers an aggregate of
2,360,855 shares of Common Stock ("Common Stock"), 789,427 of which are currently outstanding, 71,428 of which are issuable upon the exercise of common stock purchase warrants, and 1,500,000 of which are issuable to Steve Illes under the 2006-B Common Stock Purchase
Agreement.

In rendering this opinion, we have examined (i) the Articles of
Incorporation, as amended, and By-Laws of the Company; (ii) the resolutions of the Board of Directors evidencing the corporate proceedings taken by the Company to authorize the issuance of the
Common Stock pursuant to the Registration Statement; (iii) the
Registration Statement (including all exhibits thereto); and (iv) such other documents as we have deemed appropriate or necessary as a basis for the opinion hereinafter expressed.

In rendering the opinion expressed below, we assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies, and the genuineness of all signatures.

Based upon and subject to the foregoing, and such legal considerations as we deem relevant, we are of the opinion that (i) the 71,428 shares of Common Stock issuable upon exercise of common stock purchase warrants, and the 1,500,000 shares of Common Stock issuable to Steve
Illes under the 2006-B Common Stock Purchase Agreement when issued will be legally issued, fully paid and nonassessable, and (ii) the 789,427 shares of Common Stock which are currently issued and outstanding are legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an Exhibit to the
Registration Statement and to references made to this firm under the heading "Legal Matters" in the Prospectus contained in the Registration
Statement and all amendments thereto.

Sincerely,

/s/ LURIO & ASSOCIATES, P.C.
LURIO & ASSOCIATES, P.C.